UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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RTI SURGICAL, INC.
(Name of Registrant as Specified in Its Charter)

KRENSAVAGE PARTNERS, LP
KRENSAVAGE ADVISORS, LLC
KRENSAVAGE PARTNERS TOO, LP
KRENSAVAGE ADVISORS TOO, LLC
KRENSAVAGE ASSET MANAGEMENT, LLC
MICHAEL P. KRENSAVAGE
JEFFREY D. GOLDBERG
MARK D. STOLPER
JOHN S. WATTS JR.
FRANK R. WILLIAMS JR.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Krensavage Asset Management, LLC, together with the other participants named herein (collectively, “Krensavage”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of four director nominees at the upcoming 2016 annual meeting of stockholders of RTI Surgical, Inc., a Delaware corporation.

On March 2, 2016, Krensavage issued the following press release:

Krensavage Applauds RTI Surgical’s Appointment of New Chairman, Nominates Four Highly-Qualified Directors to Company’s Board

Believes Additional Shareholder Representation Would Help Address RTI’s Prolonged Underperformance Under CEO’s 14-Year Tenure

Believes Krensavage’s Nominees Would Drive Shareholder Value and Improve Corporate Governance

Remains Open to Constructive Dialogue with the Company to Reconstitute the Board and Implement Strategies to Create Value for All RTI Surgical Shareholders

NEW YORK, Mar. 2, 2016 /PRNewswire/ -- Krensavage Asset Management, LLC, a 6.0% shareholder of RTI Surgical, Inc. (NASDAQ: RTIX), applauds the appointment of Curtis M. Selquist as chairman of the board. Mr. Selquist represents Water Street Healthcare Partners, RTI’s largest investor.

While the appointment of Mr. Selquist as chairman is a step in the right direction, RTI’s board requires additional shareholder representation to reverse more than 15 years of poor performance. Since RTI went public at $14 a share in August of 2000 through the end of 2015, the company's shares have dropped more than 70%.  By comparison, the S&P 500 generated a total return of 42%.

Krensavage seeks to improve management oversight and accountability with the nomination of four highly-qualified directors to RTI’s board at its 2016 annual meeting. An enhanced board, Krensavage believes, would help RTI expand its 0.25% share of the $103 billion U.S. market for medical devices and build its nascent presence in international markets.

RTI boasts tissue-sterilization technology protected by patents, trade secrets, licenses and trademarks; distribution in approximately 50 countries; partnerships with companies, including Zimmer, Medtronic and Stryker; and a pipeline of innovative products. RTI has potential to expand internationally, particularly in Asia. Overseas sales account for roughly 8% of revenue.

“Our nominees have the experience and skills to revitalize the board, exploit RTI’s strengths and create value for shareholders," Mr. Krensavage said.

Krensavage continues to encourage constructive dialogue with RTI about board composition and remains open to discussions with the company to reach a resolution that benefits all shareholders.

Krensavage nominates:

Jeffrey D. Goldberg has served as Chair of the Board of Directors of MModal IP LLC, a provider of service-based and technology-based transcription, coding, and clinical documentation-improvement services to health care systems, since August 2014, and as Chair of the Board of Physiotherapy Associates Holdings, Inc., a national physical therapy services company, since January 2014, which is expected to be acquired by a subsidiary of Select Medical Holdings Corporation in the first quarter of 2016 for approximately $400 million.  Mr. Goldberg also serves as Co-Chair of Surgical Specialties Corporation (formerly Angiotech Pharmaceuticals Inc.), which supplies blades and wound-closure devices to support the surgical suite as well as OEM products to most of the world's largest medical device companies, a position he has held since May 2011.  Previously, he served as Executive Vice Chair and Interim Chief Executive Officer of Quallion LLC, a lithium ion cell and battery manufacturer, from January 2012 until it was acquired by EnerSys in November 2013. Mr. Goldberg served as Vice President of Advanced Systems at EnerSys, a manufacturer of batteries for motive power, reserve power, aerospace, and defense applications, from November 2013 to December 2015.  From February 2010 to November 2013, Mr. Goldberg served as President of IncuMed LLC, the technology incubator for Al Mann's development level companies, including companies pursuing drug-device combinations to treat tinnitus and diabetes as well as advanced technologies supporting defense and intelligence agencies ("IncuMed"). He also served as General Counsel to IncuMed from October 2008 to February 2010.  Prior to IncuMed, Mr. Goldberg held various executive management positions in the health care industry, including as Senior Vice President and General Counsel at Advanced Bionics Corporation, a developer of cutting-edge cochlear implant technology, from 2004 to 2008, Chief Financial Officer at Los Angeles Orthopaedic Hospital (in alliance with UCLA Healthcare), from 1994 to 1999, and Senior Management Consultant at the Doheny Eye Institute (affiliated with UCLA Healthcare), from 1993 to 1994.  He also served during 1994 as a quality control executive in China for Holmes Products Corp., a subsidiary of Jarden Corporation that produces mechanical fans, air heaters, and humidifiers, and as a lawyer for each of Occidental Petroleum Corporation, from 2001 to 2004, O'Melveny & Myers, LLP, from 1999 to 2001, and McDermott, Will & Emery, LLP, from 1991 to 1993, with a focus in M&A, securities, health care regulatory, and tax-exemption. Mr. Goldberg earned his J.D. from UCLA School of Law and his A.B. with a concentration in Philosophy from Harvard College.

Mark D. Stolper has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., a national provider of freestanding, fixed-site outpatient diagnostic imaging services in the U.S. based on number of locations and annual imaging revenue ("RadNet"), since 2004, and previously served as an independent member of RadNet's Board of Directors.  Mr. Stolper currently serves as a member of the Boards of Directors of On Track Innovations, Ltd., a developer and marketer of contactless microprocessor-based smart card solutions, since December 2012, Surgical Solutions, LLC, a provider of minimally invasive surgical support and equipment, since January 2015, and Physiotherapy Associates Holdings, Inc., a national physical therapy services company, since December 2013, which is expected to be acquired by a subsidiary of Select Medical Holdings Corporation in the first quarter of 2016 for approximately $400 million. Previously, Mr. Stolper served as Chairman of CompuMed, Inc., a medical informatics and software company, from May 2007 to October 2014.  He also previously served as a director of each of Alco Stores, Inc., a rural broad line retailer, from August 2014 through June 2015, Tix Corporation, a live entertainment ticketing company, from July 2011 to December 2013, and Metropolitan Health Networks, Inc., a healthcare services provider, from April 2010 until it was acquired by Humana, Inc. for approximately $850 million in December 2012.  Prior to that, Mr. Stolper was a partner at Broadstream Capital Partners and West Coast Capital, Los Angeles-based investment and merchant banking firms focused on advising middle market companies engaged in financing and merger and acquisition transactions, from 1999 to 2004. He also previously served as Vice President of Eastman Kodak Co.'s Entertainment Imaging subsidiary from 1998 to 1999 and as Vice President at Archon Capital Partners, which made private equity investments in media and entertainment companies, from 1995 to 1998.  Mr. Stolper began his career in 1993 as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read.  Mr. Stolper earned his B.A. in Economics from the School of Arts & Sciences at the University of Pennsylvania, his B.S. in Economics with a concentration in Finance from the Wharton School at the University of Pennsylvania and a post-graduate award in Accounting from UCLA.

John S. Watts Jr. has served as Executive Chairman of HealthPlan Holdings, Inc., the largest privately-held provider of business process outsourcing for insurers in the individual, small business, union trust and voluntary benefits markets, since 2010.  He has also served as Trustee of Blue Cross and Blue Shield of Minnesota, since June 2013 and as a director of the Center for Corporate Innovation, since January 2014, where he facilitates roundtable discussions with chief executive officers across the healthcare industry.  From September 2012 to November 2015, he served as Executive Chairman of International Medical Group, a provider of international medical insurance.  From December 2008 to March 2015, he served as a member of the Advisory Board of LifeMed Media, Inc. (a/k/a dLife), an operator of an online community network centered on diabetes patients and their families.  Mr. Watts served as a director of Metropolitan Health Networks, Inc., a healthcare services provider, from April 2010 until it was acquired by Humana, Inc. for approximately $850 million in December 2012.  Mr. Watts also previously served as a director of CareCentrix, Inc., a provider of home health benefits management services that was acquired by Water Street Healthcare Partners, from September 2009 to September 2011, as Executive Chairman of MDdatacor, LLC, a provider of next-generation healthcare data integration and analytic solutions that was acquired by Symphony Technology Group, from March 2008 to September 2011, and as Executive Chairman of Implantable Provider Group, Inc., a provider of Surgical and Implant Cost Management solutions that was acquired by Sequoia Capital, from September 2008 to November 2009.  Prior to that, Mr. Watts served as President and Chief Executive Officer of Commercial and Consumer Business at WellPoint, Inc. (n/k/a Anthem Inc.), the nation's largest insurer ("WellPoint"), from September 2006 to December 2007. He also previously served as President and Chief Executive Officer of Anthem National Accounts at WellPoint from 2004 to 2006, and as President and Chief Executive Officer of Blue Cross Blue Shield of Georgia from 2002 to 2004. Mr. Watts earned his B.A. in English from UCLA.

Frank R. Williams Jr. has served as Senior Vice President and Senior Managing Director of Acquisitions for Medical Properties Trust, Inc., a real estate investment trust focusing exclusively on providing capital to acute care facilities, since September 2011.  From June 2008 to September 2011, Mr. Williams served as Managing Director at Barclays Capital, the investment banking division of Barclays PLC, where he managed the firm's relationships with acute care hospitals and alternate site healthcare providers. He joined Barclays Capital from The Bear Stearns Companies, Inc., an investment bank, securities trading and brokerage firm that was acquired by JPMorgan Chase & Co., where he served as a Senior Managing Director in the global healthcare group, from 1999 to 2008.  Before joining the healthcare group, Mr. Williams spent several years both as a leveraged finance banker and in the M&A group focused on healthcare transactions.  Mr. Williams is the Chairman of the Board of Trustees of the Colorado Outdoor Education Center, which he joined in February 2006.  Mr. Williams earned his M.B.A. from Columbia Business School at Columbia University and his Bachelor's degree in History and Political Science from Southern Methodist University.

Investor contact:

Krensavage Asset Management, LLC
Louis A. Parks
(212) 518-1970
louis@krensavage.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Krensavage Asset Management, LLC ("Krensavage Asset Management"), together with the other participants named herein (collectively, "Krensavage"), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of shareholders of RTI Surgical, Inc., a Delaware corporation (the "Company").

KRENSAVAGE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Krensavage Asset Management, Krensavage Partners, LP ("Krensavage Partners"), Krensavage Partners Too, LP ("Krensavage Partners Too"), Krensavage Advisors, LLC ("Krensavage Advisors"), Krensavage Advisors Too, LLC ("Krensavage Advisors Too"), Michael P. Krensavage, Jeffrey D. Goldberg, Mark D. Stolper, John S. Watts Jr., and Frank R. Williams Jr. (collectively, the "Participants").

As of the date hereof, Krensavage Partners directly owns 2,925,170 shares of common Stock, $0.001 par value (the "Common Stock") of the Company.  As of the date hereof, Krensavage Partners Too directly owns 521,920 shares of Common Stock.  Krensavage Advisors, as the general partner of Krensavage Partners, may be deemed the beneficial owner of the 2,925,170 shares of Common Stock owned directly by Krensavage Partners.   Krensavage Advisors Too, as the general partner of Krensavage Partners Too, may be deemed the beneficial owner of the 521,920 shares of Common Stock owned directly by Krensavage Partners Too.  Krensavage Asset Management, as the investment manager of each of Krensavage Partners and Krensavage Partners Too, may be deemed the beneficial owner of the 3,447,090 shares of Common Stock owned directly by Krensavage Partners and Krensavage Partners Too.  Mr. Krensavage, as the managing member of Krensavage Asset Management, may be deemed the beneficial owner of the 3,447,090 shares of Common Stock owned directly by Krensavage Partners and Krensavage Partners Too. As of the date hereof, Messrs. Goldberg, Stolper, Watts and Williams do not own any shares of Common Stock.